                                              INVESTMENT SUB-ADVISORY AGREEMENT

                  AGREEMENT,  made as of the ___ day of  ______________  by and  between  OPPENHEIMERFUNDS,  INC.,  a Colorado corporation ("OFI"), and TREMONT PARTNERS, INC., a Connecticut corporation ("Tremont").

                                                           RECITAL

                  WHEREAS,  OFI  TREMONT  CORE  DIVERSIFIED  HEDGE FUND,  a  Massachusetts  business  trust (the  "Fund"),  is registered  under the  Investment  Company Act of 1940, as amended (the  "Investment  Company  Act"),  with the Securities and
Exchange Commission (the "Commission") as a closed- end management investment company;

                  WHEREAS,   OFI  has  entered   into  an   Investment   Advisory   Agreement   with  the  Fund  dated  as  of
______________________  (the  "Investment  Advisory  Agreement"),  pursuant  to which OFI has been  appointed  to serve as the investment  adviser of the Fund and pursuant to which OFI is authorized to retain investment  subadvisers  affiliated with OFI to provide any or all of the services required to be provided by OFI under the Investment Advisory Agreement;

                  WHEREAS,  Tremont is an affiliate of OFI that is registered  under the  Investment  Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of rendering investment advice;

                  WHEREAS,  OFI desires that  Tremont  shall act as the  investment  subadviser  to the Fund  pursuant to this
Agreement and Tremont desires to act in such capacity;

                  NOW THEREFORE,  in consideration of the mutual covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       GENERAL PROVISIONS.

                  OFI hereby  appoints  Tremont to render to OFI, with respect to the Fund,  investment  research and advisory services as set forth  below in Section 2, under the  supervision  of OFI and subject to the  approval  and  direction  of the
Fund's Board of Managers (the  "Board"),  and Tremont  hereby  accepts such  appointment,  subject to the terms and conditions contained  herein.  Tremont shall,  for purposes of this  Agreement,  be deemed an independent  contractor and shall not have, except as expressly  provided or  authorized  herein,  any  authority  to act for or  represent  OFI or the Fund in any way or otherwise  to serve as or to be deemed an agent of the Fund.  Tremont  shall,  in all  matters,  give to OFI, the Fund and the
Board of Managers of the Fund (the "Board") the benefit of its best judgment,  effort,  advice and  recommendations  and shall at all times,  conform to and use its best efforts to enable the Adviser and the Fund to conform to (i) the  provisions of the
Investment  Company Act and any rules or  regulations  thereunder;  (ii) any other  applicable  provisions of state or Federal law;  (iii) the  provisions  of the Limited  Liability  Company  Agreement of the Fund, as amended from time to time (the "LLC
Agreement");  (iv) policies and  determinations of the Board, (v) the investment  policies and investment  restrictions of the
Fund as reflected in the  registration  statement of the Fund under the  Investment  Company Act or as such policies may, from time to time, be amended;  and (v) the Prospectus and Statement of Additional  Information of the Fund in effect,  as they may be amended from time to time.  The  appropriate  officers and employees of Tremont shall be available upon  reasonable  notice for  consultation  with any members of the Board or officers of the Fund or the Adviser  with  respect to any matters  dealing with the business and affairs of the Fund including,  without  limitation,  review of the general  investment  strategy of the
Fund, economic considerations and general conditions affecting the marketplace.

2.       DUTIES OF TREMONT AND OFI.

(a)      Duties of Tremont.

                           Tremont shall regularly provide  investment  advice with respect to the Fund and shall,  subject to the terms of this  Agreement,  continuously  supervise  the  investment  and  reinvestment  of cash,  securities  and instruments or other property  comprising the assets of the Fund, and in furtherance  thereof,  Tremont's  duties and authority shall include:

(A)      Selecting alternative asset managers ("Portfolio Managers") with whom to invest the Fund's assets, either through private investment funds that they manage ("Portfolio Funds") or directly through separate managed accounts or separate investment vehicles managed by a Portfolio Manager and in which the Fund is the only investor ("Portfolio Accounts"), on the basis of various criteria relating to their skills and ability to execute their investment programs, consistent with the Fund's overall investment objective and strategies; provided, however, that the Fund's participation in Portfolio
                           Accounts will be subject to approval at least annually by the Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority of the outstanding voting securities of the Fund" (as defined in the Investment Company Act), subject in such case to the approval by a vote of the majority of the Managers who are not parties to this
                           Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval;

(B)      Determining how the Fund's assets should be allocated among the Portfolio Managers and regularly reporting on the
                           Fund's portfolio holdings to OFI and, at the request of OFI, to the Board;

(C)      Obtaining and evaluating pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the
                           Fund, and whether concerning the Portfolio Managers or the activities in which such Portfolio
                           Managers engage; and

(D)      Taking such actions incident to implementation of the Fund's investment program, or as otherwise directed by OFI, including: (i) executing investment advisory, subscription, and such other agreements in connection with investing the Fund's assets in Portfolio Funds or Portfolio Accounts; (ii)
                           transmitting withdrawal requests to Portfolio Funds and Portfolio Accounts, either at the request of OFI in connection with periodic repurchases of member interests in the Fund ("Interests") by the Fund or as part of Tremont's investment program; and (iii) such other actions as Tremont deems necessary or appropriate in executing its duties under this Agreement.

(E)      Nothing in this Agreement shall prevent Tremont or any affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict
                           Tremont, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by Tremont of its duties and obligations under this Agreement and under the Advisers Act and further provided that such activities do not violate any provisions of the code of ethics of Tremont governing personal securities trading by persons who are "access persons," as defined by such code, of the Fund.

(b)      Duties of OFI.

                           Without limiting the obligations of Tremont under this Agreement,  OFI shall monitor the investment program  maintained  by Tremont for the Fund to ensure that the Fund's  assets are invested in  compliance  with this
         Agreement  and  consistent  with the  investment  objective  and  investment  policies  of the Fund as recited in its
         Prospectus and Statement of Additional Information, as they may be amended from time to time.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)      Representations, Warranties and Covenants of Tremont.

(A)      Tremont is now, and will continue to be, a corporation duly formed and validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(B)      Tremont is registered as an investment adviser with the Commission under the Advisers Act.  Tremont shall maintain such registration in effect at all times during the term of this Agreement.

(C)      Tremont at all times shall provide its best judgment and effort to OFI and the Fund in carrying out its obligations hereunder.

(b)      Other Covenants.  Tremont further agrees that:

(A)      as required by applicable laws and regulations, it will maintain books and records with respect to the Fund's securities transactions and it will furnish to OFI and to the Board such periodic and special reports as OFI or the Board may reasonably request; and

(B)      it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by OFI or the Fund or when so requested by OFI or the Fund, or required by law or regulation.

(c)      Representations, Warranties and Covenants of OFI.

(A)      OFI is now, and will continue to be, duly organized and in good standing under the laws of its state of incorporation, fully authorized to enter into this Agreement and to carry out its duties and obligations hereunder.

(B)      OFI is registered as an investment adviser with the Commission under the Advisers Act.  OFI shall maintain such registration in effect at all times during the term of this Agreement.

(C)      OFI at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

4.       CONTROL BY THE BOARD.

                  Any investment  program  undertaken by Tremont  pursuant to this Agreement,  as well as any other activities undertaken by Tremont with respect to the Fund, shall at all times be subject to any directives of OFI and the Board.

5.       BOOKS AND RECORDS.

                  Tremont  agrees that all records that it maintains  for the Fund,  on behalf of OFI, are the property of the
Fund and further  agrees to  surrender  promptly  to the Fund or to OFI any of such  records  upon  request.  Tremont  further agrees to  preserve  for the  periods  prescribed  by  applicable  laws,  rules and  regulations  all  records  required to be maintained by Tremont on behalf of OFI under such applicable  laws,  rules and  regulations,  or such longer period as OFI may reasonably request from time to time.

6.       PORTFOLIO TRANSACTIONS AND BROKERAGE.

(a)      Tremont is authorized,  in arranging the purchase and sale of the portfolio  securities and other  investments of the
         Fund to employ or deal with such  members of  securities  or  commodities  exchanges,  brokers or dealers,  including
         "affiliated" broker-dealers,  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense,  the "best execution"  (prompt and reliable  execution at the most favorable  security price  obtainable) of the portfolio  transactions of the Fund as well as to obtain,  consistent with the provisions of the subparagraph (c)
         of this paragraph 6, the benefit of such  investment  information or research as may be of significant  assistance to the performance by Tremont of its investment advisory functions.

(b)      Tremont shall select  broker-dealers  to effect the portfolio  transactions  of the Fund on the basis of its estimate of their  ability to obtain best  execution of  particular  and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transactions  will be judged by Tremont on the basis of all relevant factors and considerations  including,  insofar as feasible,  the execution  capabilities required by the  transactions  or  transactions;  the ability and  willingness of the  broker-dealer  to facilitate the portfolio transactions  of the Fund by  participating  therein  for its own  account;  the  importance  to the  Fund of  speed, efficiency or  confidentiality;  the  broker-dealer's  apparent  familiarity  with sources form or to whom particular securities or other  investments  might be purchased or sold; as well as nay other matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(c)      Tremont shall have discretion,  in the interests of the Fund, to allocate brokerage on the portfolio  transactions of the Fund to  broker-dealers,  other than an  affiliated  broker-dealer,  qualified  to obtain best  execution of such transactions  who provide  research  services  (as such  services are defined in Section  28(e)(3) of the  Securities
         Exchange Act of 1934) to Tremont,  which may assist  Tremont in managing the assets of the Fund or other accounts for which  Tremont or any  affiliate of Tremont  exercises  "investment  discretion"  (as that term is defined in Section
         3(a)(35) of the Securities  Exchange Act of 1934) and to cause the Fund to pay such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission  another  broker-dealer adequately  qualified  to effect the  transaction  would have  charged for  effecting  that  transaction,  if Tremont determines,  in good  faith,  that such  commission  is  reasonable  in relation to the value of the of the broker or research  services  provided by such  broker-dealer  viewed in terms of either  that  particular  transaction  or the overall  responsibilities  of Tremont or its affiliates with respect to accounts as to which they exercise investment discretion.  In reaching  such  determination,  Tremont  will not be required to place or attempt to place a specific dollar  value  on the  brokerage  or  research  services  provided  or  being  provided  by  such  broker-dealer.  In demonstrating  that  such  determinations  were  made in good  faith,  Tremont  shall be  prepared  to show  that all commissions  were allocated for purposes  contemplated by this Agreement and that the total  commissions  paid by the
         Fund over a representative period selected by the Board were reasonable in relation to the benefits to the Fund.

(d)      Tremont  shall have no  obligation  to seek  advance  competitive  bidding  for the most  favorable  commission  rate applicable to any particular  portfolio  transactions or to select any broker-dealer on the basis of its purported or
         "posted"  commission  rate but will,  to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for  effecting  its  portfolio transactions to the extent consistent with the interests and policies of the Fund.

(e)      Subject to the  foregoing  provisions of this  paragraph 6, Tremont may also consider  sales of Interests as a factor in the selection of broker-dealers for its portfolio transactions.
7.       COMPENSATION OF TREMONT.

(a)      In consideration of the services  provided by Tremont under this Agreement,  OFI will pay Tremont a monthly fee equal to 50% of the amount of the Management Fee earned by OFI pursuant to the Investment Advisory Agreement.

(b)      Incentive  Allocation.  OFI has  designated  Tremont to serve as the  Special  Advisory  Member of the Fund under the terms of the LLC Agreement and to receive in such capacity the incentive  allocation in accordance  with the terms of the LLC Agreement (the Incentive  Allocation").  The Incentive  Allocation,  if any, will be computed and credited to the capital account of Tremont as provided by the LLC Agreement.

8.       ALLOCATION OF EXPENSES.

                  Tremont shall pay the expenses  incurred by it in providing  services under this Agreement,  including,  but not limited to, the salaries,  employment  benefits and other  related  costs of those of its  personnel  engaged in providing investment  advice to the Fund  hereunder,  including,  without  limitation,  office space,  office  equipment,  telephone and postage costs and other expenses.

9.       USE OF NAME "TREMONT."

                  Tremont hereby grants to the Fund a royalty-free,  non-exclusive license to use the "Tremont" in the name of the Fund for the duration of this Agreement any  extensions or renewals  thereof.  Such license may, upon  termination of this
Agreement,  be terminated by Tremont,  in which event the Fund shall promptly take whatever  action may be necessary to change its name and  discontinue  and further use of the name "Tremont" in the name of the Fund or otherwise.  The name "Tremont" may be used or licensed by Tremont in connection with any of its activities, or licensed by Tremont to any other party.

10.      DURATION.

                  This Agreement will take effect on the date first set forth above.  Unless  earlier  terminated  pursuant to paragraph 13 hereof,  this Agreement  shall remain in effect for a period of two (2) years from such date and thereafter  from year to year,  so long as such  continuance  shall be  approved  at least  annually  by the Board,  including  the vote of the majority of the Managers who are not parties to this Agreement or "interested  persons" (as defined in the Investment  Company
Act and the  rules  thereunder)  of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority of the  outstanding  voting  securities of the Fund" (as defined in the Investment
Company  Act),  subject in such case to the  approval by a vote of the  majority of the  Managers  who are not parties to this
Agreement or  "interested  persons" (as defined in the  Investment  Company Act and the rules  thereunder)  of any such party, cast in person at a meeting called for the purpose of voting on such approval.

11.      LIABILITY OF TREMONT.

                  In the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard of obligations or duties  hereunder on the part of Tremont or any of its officers,  directors or  employees,  Tremont shall not be liable to OFI for any act or  omission in the course of, or  connected  with,  rendering  services  hereunder  or for any losses that may be sustained in the purchase, holding or sale of any interest in a Portfolio Fund or allocation to any Portfolio Manager.

12.      ASSIGNMENT OR AMENDMENT.

                  Any amendment to this Agreement  shall be in writing and shall be subject to: (i) the approval of the Board, including the vote of a majority of the Managers who are not  "interested  persons," as defined by the Investment  Company Act and the rules  thereunder;  (ii) the  affirmative  vote or written  consent of the holders of a "majority  of the  outstanding voting  securities" of the Fund," as defined by the Investment  Company Act, to the extent such a vote of security  holders is required by the Investment  Company Act. This Agreement  shall  automatically  and  immediately  terminate in the event of its
"assignment," as defined in the Investment Company Act.

13.      TERMINATION.

                  This Agreement may be terminated (i) by Tremont at any time without  penalty upon sixty days' written notice to the the other  party  and the Fund  (which  notice  may be waived  by the  Fund);  or (ii) by the Fund at any time  without penalty  upon  sixty  days'  written  notice to  Tremont  and OFI  (which  notice  may be waived by OFI),  provided  that such termination  by the Fund shall be  directed  or  approved  by the Board or by the vote of the  holders of a  "majority  of the outstanding voting securities" of the Fund, as defined by the Investment Company Act.

14.      NOTICES.

                  Any notice or other  communication  required  to be or that may be given  hereunder  shall be in writing and shall be  delivered  personally,  telecopied,  sent by  certified,  registered  or express  mail,  postage  prepaid or sent by national next-day  delivery service and shall be deemed given when so delivered  personally or telecopied,  or if mailed,  two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto:

(a)

                  If to OFI, to:

                           OppenheimerFunds, Inc.
                           498 Seventh Avenue
                           New York, New York  10018
                           Attention:       Robert G. Zack
                                            Senior Vice  President and General Counsel
                           Telecopier:      212-323- 4070

(b)      If to Tremont, to:

                           Tremont Partners, Inc.
                           Rye Corporate Center
                           555 Theodore Fremd Avenue
                           Rye, New York  10580
                           Attention:        Suzanne S. Hammond
                                            Senior Vice President, Secretary & Treasurer
                           Telecopier:      914.921.3499

15.      QUESTIONS OF INTERPRETATION.

                  This Agreement  shall be governed by the laws of the State of New York  applicable to agreements made and to be  performed  entirely  within  the State of New York  (without  regard to any  conflicts  of law  principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement  having a counterpart  in or otherwise  derived from a term or provision  of the  Investment  Company Act shall be resolved by reference to such term or provision of the  Investment
Company  Act and to  interpretations  thereof,  if any,  by the United  States  courts or, in the  absence of any  controlling decision of any such court,  by rules,  regulations or orders of the  Commission  issued  pursuant to the  Investment  Company
Act. In  addition,  where the effect of a  requirement  of the  Investment  Company Act  reflected  in any  provision  of this
Agreement is revised by rule,  regulation  or order of the  Commission,  such  provision  shall be deemed to  incorporate  the effect of such rule, regulation or order.

16.      DEFINITIONS.

                  The terms and provisions of the Agreement shall be interpreted  and defined in a manner  consistent with the terms and provisions of the Investment Company Act and the rules thereunder.

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:  ______________________
                                                     Name:  Brian W. Wixted
                                                     Title:    Senior Vice President & Treasurer

                                                     TREMONT PARTNERS, INC.

                                                     By:  ______________________
                                                     Name:  Suzanne S. Hammond
                                                     Title:     Senior Vice President,  Secretary &    Treasurer

         The provisions of Section 9 are hereby agreed to and accepted.

         OFI TREMONT CORE DIVERSIFIED HEDGE FUND

         By:  ______________________
         Name:  Katherine P. Feld
         Title:    Assistant Secretary